Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2026, relating to the financial statements of EagleRock Land, LLC, appearing in Registration Statement No. 333-295113 on Form S-1 of EagleRock Land, LLC.

/s/ Deloitte & Touche LLP
Houston, Texas
May 22, 2026